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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee(1)

2.375% Senior Notes due 2018	$325,000,000	$41,860
Guarantee(2)

(1)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantee.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-171800

Prospectus Supplement
(To Prospectus dated January 21, 2011)

$325,000,000

Tyco Electronics Group S.A.

2.375% Senior Notes due 2018
Fully and unconditionally guaranteed, as described herein, by
TE Connectivity Ltd.

         Interest on the notes will be payable semi-annually on June 17 and December 17 of each year, beginning on June 17, 2014. The notes will mature on December 17, 2018. Tyco Electronics Group S.A. ("TEGSA") may redeem some or all of the notes at any time before maturity at the applicable redemption prices discussed under the caption "Description of the Notes and the Guarantee—Redemption at TEGSA's Option." As described under "Description of the Notes and the Guarantee—Change of Control Triggering Event," if we experience a change of control and a below investment grade rating event, we will be required to offer to purchase the notes from holders unless we have previously redeemed the notes.

         The notes will be unsecured senior obligations of TEGSA and will rank equally in right of payment with all of TEGSA's other unsecured senior debt from time to time outstanding. The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity Ltd. ("TE Connectivity"), the parent of TEGSA and will rank equally in right of payment with all of TE Connectivity's other unsecured senior debt from time to time outstanding.

         The notes will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.

         Investing in the notes involves risks. See "Supplemental Risk Factors" beginning on page S-4 herein, "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed November 15, 2013, which is incorporated by reference herein, for a discussion of factors you should consider carefully before investing in the notes.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Price to public(1)	99.493%	$323,352,250

Underwriting discount	0.500%	$1,625,000

Proceeds to TEGSA (before expenses)(1)	98.993%	$321,727,250

(1)
Plus accrued interest, if any, from November 25, 2013, if settlement occurs after that date.

         The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company, and its participants Clearstream Banking S.A. and Euroclear Bank S.A./N.V., on or about November 25, 2013. Interest on the notes will accrue from the date of issuance.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities

BofA Merrill Lynch

Co-Managers

Barclays	BNP PARIBAS	Goldman, Sachs & Co.	HSBC	J.P. Morgan	Scotiabank

November 20, 2013

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If the description of this offering or the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        Tyco Electronics Group S.A. and TE Connectivity Ltd. are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued or authorized by Tyco Electronics Group S.A. and TE Connectivity Ltd.

        We have not, and the underwriters have not, authorized any other person to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the Securities and Exchange Commission (the "SEC") and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Tyco Electronics Group S.A., TE Connectivity Ltd. and the underwriters are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to "we," "us" and "our" are to TE Connectivity and its consolidated subsidiaries, including TEGSA.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus supplement that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, the effects of competition

S-ii

and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may" and "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A. Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. This prospectus supplement incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity and TEGSA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that TE Connectivity discloses under

S-iii

Item 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information we file later with the SEC will automatically update and in some cases supersede the information in this prospectus supplement and the document listed below.

  •
  TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity, 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

S-iv

SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

TE Connectivity Ltd.

        We are a world leader in connectivity. We design and manufacture products to connect power, data, and signal in a broad array of industries including automotive, energy, industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. We help our customers solve the need for more energy efficiency, always-on communications, and ever-increasing productivity.

        We operate through four reporting segments: Transportation Solutions, Network Solutions, Industrial Solutions, and Consumer Solutions. TE Connectivity is a Swiss corporation. Its registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a wholly-owned subsidiary of TE Connectivity. TEGSA's registered and principal office is located at 17, Boulevard de la Grande-Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is +352 46 43 40 1. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of TE Connectivity, to issue debt securities and to perform treasury operations for TE Connectivity. Otherwise, it conducts no independent business.

Recent Development

        On November 18, 2013, TEGSA redeemed all $300 million aggregate principal amount of its outstanding 5.95% senior notes due 2014 (the "2014 Notes") at a redemption price equal to 100% of the principal amount thereof, plus the make whole redemption premium described in the supplemental indenture governing such series of notes, plus the accrued and unpaid interest up to, but not including November 18, 2013.

The Offering

Issuer	Tyco Electronics Group S.A., or TEGSA.
Guarantor	The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity Ltd., the parent of TEGSA.
Securities Offered	$325,000,000 aggregate principal amount of 2.375% senior notes due 2018.
Maturity Date	December 17, 2018.
Interest Rate	The notes will bear interest from the date of issuance or the most recent interest payment date at the rate of 2.375% per annum.
Interest Payment Dates	Interest will be payable semi-annually on June 17 and December 17, beginning on June 17, 2014.
Ranking

The notes will be TEGSA's unsecured senior obligations and will rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated indebtedness that TEGSA may incur.

Optional Redemption

TEGSA may redeem some or all of the notes, in whole or in part at its option at any time prior to November 17, 2018 (one month prior to the maturity date) at the make-whole redemption price equal to the greater of the principal amount of the notes and the make-whole redemption price described in "Description of the Notes and the Guarantee—Redemption at TEGSA's Option," plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, TEGSA may redeem the notes at its option, in whole or in part at any time on or after November 17, 2018 (one month prior to the maturity date) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

TEGSA may also redeem all, but not less than all, of the notes in the event of certain tax changes affecting the notes, as described in "Description of the Notes and the Guarantee—Redemption Upon Changes in Withholding Taxes."

Sinking Fund	None.
Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes

The notes will be issued as fully registered notes, represented by one or more global notes deposited with or on behalf of The Depository Trust Company, or DTC. Investors may elect to hold interests in the global notes through any of DTC or, in their capacity as participants in DTC, Clearstream or Euroclear.

Covenants

The indenture limits TEGSA's ability to create liens to secure certain indebtedness without also securing the notes and to enter into sale and lease-back transactions. The indenture also limits TEGSA's and TE Connectivity's ability to consolidate, merge or transfer assets. The covenants are subject to a number of qualifications and exceptions. See "Description of the Notes and the Guarantee—Covenants."

Repurchase upon Change of Control Trigger Event

If TE Connectivity experiences a change of control (defined herein) and as a result of that change of control the notes are rated below investment grade (defined herein) by at least two of Moody's, S&P and Fitch (or the equivalent under any successor rating categories of Moody's, S&P and Fitch, respectively), TEGSA will be required to offer to repurchase all of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of the Notes and the Guarantee—Change of Control Triggering Event."

Use of Proceeds

The net proceeds from the offering will be approximately $320.7 million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding debt.

Risk Factors

Your investment in the notes will involve risks. You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and, in particular, you should evaluate the specific factors set forth in the section of this prospectus supplement entitled "Supplemental Risk Factors" and the section entitled "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed November 15, 2013 before deciding whether to purchase any notes in this offering.

Listing	The notes will not be listed on any exchange or quoted on any automated dealer quotation system.
Governing Law	The notes will be governed by the laws of the State of New York.
Trustee	Deutsche Bank Trust Company Americas.

SUPPLEMENTAL RISK FACTORS

        You should carefully consider the supplemental risks described below in addition to the risks described in "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed November 15, 2013, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. You could lose part or all of your investment.

There is no public market for the notes, and we do not know if an active trading market will ever develop or, if a market does develop, whether it will be sustained.

        The notes will constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. We cannot assure you as to the development or liquidity of any trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any price or at their fair market value.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

        The market price for the notes will depend on a number of factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by companies similar to us;

  •
  the market price of our common shares;

  •
  our financial condition, operating performance and future prospects; and

  •
  the overall condition of the financial markets, including prevailing interest rates.

        Credit rating agencies continually review their ratings for the companies that they rate, including us. A negative change in our rating could have an adverse effect on the price of the notes. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. On November 13, 2013, Standard & Poor's Ratings Services announced that it intends to publish revised criteria for determining issuer credit ratings on corporate and industrial companies and utilities. Certain issuer credit ratings (including our credit ratings) may be affected by the new criteria, including negative changes to the outlook for our credit rating or a downgrade of our credit rating.

        In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

 USE OF PROCEEDS

        The net proceeds from the offering will be approximately $320.7 million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding debt.

CAPITALIZATION

        The following table sets forth our capitalization as of September 27, 2013 on an unaudited historical basis and as adjusted to give effect to the redemption of the 2014 Notes on November 18, 2013 and the sale of the $325.0 million principal amount of notes offered hereby.

        You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed November 15, 2013, which is incorporated by reference herein.

	September 27, 2013
(In millions)	Historical	As adjusted
Indebtedness:
Current maturities of long-term debt:
5.95% senior notes due 2014	$300	$—
Commercial paper	350	350
Other	61	61

Total	711	411
Long-term debt (less current maturities):
2.375% senior notes due 2018 offered hereby (face amount)	—	325
1.60% senior notes due 2015	250	250
6.55% senior notes due 2017	727	727
4.875% senior notes due 2021	263	263
3.50% senior notes due 2022	498	498
7.125% senior notes due 2037	475	475
3.50% convertible subordinated notes due 2015	89	89
Unsecured senior revolving credit facility	—	—
Other	1	1

Total long-term debt	2,303	2,628

Total Indebtedness	3,014	3,039
Equity	8,386	8,386
Total Capitalization	$11,400	$11,425

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, plus (a) fixed charges, and (b) amortization of capitalized interest, less capitalized interest. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) a portion of rent expense, which represents an appropriate interest factor.

Fiscal
2013	2012	2011	2010	2009
8.56	7.77	9.12	9.08	—	(1)

(1)
In fiscal 2009, fixed charges exceeded earnings by $3,716 million.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

        The descriptions in this prospectus supplement contain a description of the material terms of the notes and the indenture but do not purport to be complete. Reference is hereby made to the indenture, the eighth supplemental indenture and the form of note that are filed as exhibits to, or which will be incorporated by reference in, the registration statement of which this prospectus supplement forms a part and to the Trust Indenture Act.

        The notes will be issued under the indenture, dated as of September 25, 2007, as supplemented by a supplemental indenture, to be dated as of November 25, 2013, among Tyco Electronics Group S.A., TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee. References to the indenture in this description refer to the indenture as supplemented by the eighth supplemental indenture. In this description of the notes and the guarantee, we refer to Tyco Electronics Group S.A., the issuer of the notes, as TEGSA, and to TE Connectivity Ltd., the guarantor of the notes, as TE. References to TE in this description refer to TE Connectivity Ltd., not including its consolidated subsidiaries. References to TEGSA in this description refer to Tyco Electronics Group S.A., not including its consolidated subsidiaries.

        The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. TEGSA may issue additional debt securities in the future without the consent of the holders of outstanding notes. If TEGSA issues additional notes of the series offered hereby, those notes will contain the same terms as and be deemed part of the same series as the series of notes offered hereby, provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The terms and provisions of other series of debt securities that may be issued under the indenture may differ. TEGSA may issue other debt securities separately, upon conversion of or in exchange for other securities or as part of a unit with other securities.

        The following description is subject to the detailed provisions of the indenture, copies of which can be obtained upon request from TE. See "Incorporation by Reference." The statements made in this section relating to the indenture, the notes and the guarantee are summaries, are not complete and are subject to all provisions of the indenture, the notes and the guarantee. For a full description of the notes and the guarantee, you should refer to the indenture.

General

        TEGSA will issue the notes in an initial aggregate principal amount of $325,000,000 of 2.375% Senior Notes due 2018. The notes will mature on December 17, 2018. The notes will be in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be TEGSA's direct, unconditional, unsecured and unsubordinated general obligations. The notes will rank equally among themselves, without any preference of one over another. The notes will be unsubordinated and unsecured obligations ranking equally with all of TEGSA's existing and future unsubordinated and unsecured obligations. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA's secured debt, if any, with respect to the collateral securing such claims.

        TEGSA is a holding company and it conducts substantially all of its operations through its subsidiaries. TEGSA's rights and the rights of its creditors, including holders of the notes, to participate in any distribution of assets of any subsidiary upon a liquidation or reorganization or otherwise of such subsidiary will be effectively subordinated to the claims of such subsidiary's creditors, except to the extent that TEGSA or any of its creditors may itself be a creditor of that subsidiary.

        The notes will bear interest at the rate of 2.375% per year from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes will be payable on June 17 and December 17 of each year, commencing June 17, 2014, to the holders of record at the close of business on the June 2 and December 2 prior to each interest payment date. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

        If any interest payment date, redemption date or maturity date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due. No interest will accrue on the amounts so payable for the period from and after such date to the date of such payment on the next succeeding business day.

        The notes will not be subject to any sinking fund.

Guarantee

        TE will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the notes, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. TE's guarantee is the unsecured, unsubordinated obligation of TE and ranks equally with all other unsecured and unsubordinated obligations of TE. The guarantee provides that in the event of a default in payment on a note, the holder of the note may institute legal proceedings directly against TE to enforce the guarantee without first proceeding against TEGSA.

Redemption at TEGSA's Option

        Prior to November 17, 2018 (one month prior to the maturity date) the notes will be redeemable as a whole or in part, solely at TEGSA's option, at any time, at a make-whole redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed, and

  •
  as determined by the Quotation Agent and delivered to the trustee, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the redemption date (based on the original interest rate and excluding the portion of interest that will be accrued and unpaid to and including the redemption date) discounted from their scheduled date of payment to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 20 basis points,

  •
  plus, in each of the above cases, accrued and unpaid interest, if any, to, but excluding, the redemption date.

        In addition, on or after November 17, 2018 (one month prior to the maturity date), the notes will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        For purposes of this section "Redemption at TEGSA's Option," the following terms have the following meanings:

        "Adjusted Redemption Treasury Rate" with respect to any redemption date means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

        "Comparable Redemption Treasury Issue" means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury security that has an actual or interpolated (on a day count basis) maturity comparable to the remaining term of the notes to be redeemed.

        "Comparable Redemption Treasury Price" with respect to any redemption date means:

  •
  the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and /or lowest quotation shall be excluded), or

  •
  if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

        "Quotation Agent" means a Redemption Reference Treasury Dealer appointed as such agent by TEGSA.

        "Redemption Reference Treasury Dealer" means four primary U.S. Government securities dealers in the United States selected by TEGSA.

        "Redemption Reference Treasury Dealer Quotations" with respect to each Redemption Reference Treasury Dealer and any redemption date means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m. New York City time for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such redemption date.

Redemption Upon Changes in Withholding Taxes

        TEGSA may redeem all, but not less than all, of the notes under the following conditions:

  •
  If there is an amendment to, or change in, the laws or regulations of Luxembourg or Switzerland or other jurisdiction in which TEGSA, TE or any successor thereof may be organized, or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a "Taxing Jurisdiction"), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to TEGSA or TE.

  •
  As a result of such amendment or change, TEGSA or TE becomes, or there is a material probability that TEGSA or TE will become, obligated to pay Additional Amounts, as defined below in "Payment of Additional Amounts," on the next payment date with respect to the notes.

  •
  The obligation to pay Additional Amounts cannot be avoided through commercially reasonable measures available to TEGSA or TE, as the case may be.

  •
  TEGSA delivers to the trustee:

  (1)
  a certificate of TEGSA or TE, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TEGSA or TE, as the case may be, taking commercially reasonable measures available to it; and

  (2)
  a written opinion of independent legal counsel to TEGSA or TE, as the case may be, of recognized standing to the effect that TEGSA or TE, as the case may be, has paid or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TEGSA or TE, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

  •
  Following the delivery of the certificate and opinion described in (1) and (2) above, TEGSA shall provide notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which TEGSA or TE would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, TEGSA may redeem the notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date.

Notice of Redemption

        Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of notes to be redeemed. If TEGSA elects to redeem a portion but not all of the notes, the trustee will select in a fair and appropriate manner the notes to be redeemed.

        Unless TEGSA defaults in payment of the redemption price and accrued and unpaid interest on any notes to be redeemed, on and after the redemption date, interest will cease to accrue on such notes or portions thereof called for redemption.

        If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Payment of Additional Amounts

        Unless otherwise required by law, neither TEGSA nor TE will deduct or withhold from payments made with respect to the notes and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction ("Taxes"). In the event that TEGSA or TE is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any notes or the guarantee, as the case may be, TEGSA or TE, as the case may be, will pay such additional amounts so that the net amount received by each holder of notes, including the additional amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. However, additional amounts will not be paid with respect to a payment to a holder of notes where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than the holder's mere ownership of a note, nor will we pay additional amounts for or on the account of:

  •
  any Taxes that are imposed or withheld solely because the beneficial owner of such notes, or a fiduciary, settler, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

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  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

    •
    has or had any present or former connection (other than the mere fact of ownership of a note) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

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    with respect to any withholding Taxes imposed by the United States, is or was a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax; or

    •
    owns or owned 10% or more of the total combined voting power of all classes of stock of TEGSA or TE;

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    any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the notes, except as otherwise provided in the indenture;

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    any Taxes imposed solely as a result of the presentation of the notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of additional amounts had the notes been presented for payment on any date during such 30-day period;

    •
    any Taxes imposed solely as a result of the failure of the beneficial owner or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

    •
    with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of sections 871(h) or 881(c) of the Code (as defined below);

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    any Taxes that are payable by any method other than withholding or deduction by TEGSA or TE or any paying agent from payments in respect of such note;

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    any Taxes that are required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

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    any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to, that Directive;

    •
    with respect to withholding Taxes imposed by the United States, any such Taxes imposed under Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof;

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    any withholding or deduction for Taxes which would not have been imposed if the relevant note had been presented to another paying agent in a Member State of the European Union; or

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    any combination of the above conditions.

        Additional Amounts also will not be payable to a holder of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        We refer to the amounts that TEGSA or TE are required to pay on account of Taxes to preserve the net amount receivable by the holders of notes as "Additional Amounts." Whenever in the indenture, the notes, the guarantee or in this "Description of the Notes and the Guarantee" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context. The foregoing provisions will survive any termination or the discharge of the indenture and will apply to any jurisdiction in which any successor to TEGSA or TE, as the case may be, is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

        Each of TEGSA and TE, as applicable, also:

  •
  will withhold or deduct the Taxes as required;

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  will remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

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  will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

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  upon request, will make available to the holders of the notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TEGSA or TE or if, notwithstanding TEGSA's or TE's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

        At least 30 days prior to each date on which any payment under or with respect to the notes or the guarantee is due and payable, if TEGSA or TE will be obligated to pay Additional Amounts with respect to such payment, TEGSA or TE will deliver to the trustee an officer's certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the notes on the payment date.

        In addition, TEGSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event with respect to a series of notes, unless TEGSA has exercised its right to redeem such notes as described under "—Redemption at TEGSA's Option" or "—Redemption Upon Changes in Withholding Taxes," each holder of notes will have the right to require that TEGSA purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at TEGSA's option, prior to any Change of Control, but after the public announcement of the Change of Control, TEGSA must send, by first class mail, a notice to each holder of the notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, or transfer their notes by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        TEGSA will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by TEGSA and such third party purchases all notes properly tendered and not withdrawn under its offer.

        Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and TEGSA or the acquiring party may not have sufficient financial resources to effect such redemption or repurchase. Provisions in the indenture relating to a Change of Control Triggering Event may, in certain circumstances, make it more difficult or discourage any leveraged buyout of TE or any of its subsidiaries. The indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        TEGSA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, TEGSA shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly-announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Change of Control" means the occurrence of any of the following events:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of TE and its subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than TE or one of its subsidiaries or a person controlled by TE or one of its subsidiaries;

  •
  consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than TE's or its subsidiaries' employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of TE, measured by voting power rather than number of shares; or

  •
  the replacement of a majority of the board of directors of TE over a two-year period from the directors who constituted the board of directors of TE at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of TE then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

        Notwithstanding the foregoing, a transaction effected to create a holding company for TE will not be deemed to involve a Change of Control if: (1) pursuant to such transaction TE becomes a direct or indirect wholly-owned subsidiary of such holding company; and (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of TE's voting stock immediately prior to that transaction. Following any such transaction, references in this definition to TE shall be deemed to refer to such holding company. For purposes of this definition, "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        "Fitch" means Fitch Ratings Ltd.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Services Inc.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by TEGSA (as certified by a resolution of TEGSA's Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

Covenants

  Affirmative Covenants

        Under the indenture, TEGSA will:

  •
  pay the principal, interest at the rate specified in the notes and any premium, if any, on the notes when due;

  •
  maintain a place of payment;

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  along with TE, furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer as to such officer's knowledge of TEGSA's or TE's, as the case may be, compliance with all covenants and agreements under the indenture; and

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  make available to the trustee all reports and information filed with the SEC.

  Negative Covenants

  Limitation on the Ability to Incur Liens

        The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, and TEGSA will not, and will not permit any U.S. subsidiary that at the time of such issuance, assumption or guarantee is a Qualifying Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon such Qualifying Subsidiary's Accounts Receivable, or any shares of stock of or Indebtedness issued by any such Restricted Subsidiary or such Qualifying Subsidiary, whether now owned or hereafter acquired, in each case without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if TEGSA determines, any other Indebtedness of TEGSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TEGSA's option prior to) such secured Indebtedness. The foregoing covenant shall not apply to:

  •
  liens existing on the date the notes were first issued;

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  liens on the stock, assets or Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary unless created in contemplation of such person becoming a Restricted Subsidiary;

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  liens on any assets or Indebtedness of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TEGSA or any Restricted Subsidiary;

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  liens on any Principal Property existing at the time of acquisition thereof by TEGSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TEGSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TEGSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TEGSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

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  liens securing Indebtedness owing by any subsidiary to TEGSA, TE or a subsidiary thereof or by TEGSA to TE;

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  liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property or assets subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

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  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TEGSA or any subsidiary is a party, or to secure the public or statutory obligations of TEGSA or any subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TEGSA or any subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this bullet point, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

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  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TEGSA or any subsidiary with respect to which TEGSA or such subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TEGSA or any subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TEGSA or such subsidiary is a party;

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  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TEGSA or any subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the board of directors of TEGSA, do not materially impair the use of such assets in the operation of the business of TEGSA or such subsidiary or the value of such Principal Property or assets for the purposes of such business;

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  liens to secure TEGSA's or any subsidiary's obligations under agreements with respect to interest rate swap, spot, forward, future and option transactions, entered into in the ordinary course of business;

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  liens on (including securitization programs with respect to) accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as defined in the Uniform Commercial Code of the State of New York) (i) existing at the time of acquisition thereof by TEGSA or any U.S. subsidiary or (ii) of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or any U.S. subsidiary; provided that such liens were in existence, or granted or required to be granted or otherwise attach pursuant to any agreement in existence, prior to, and were not granted or such agreement was not entered into (as applicable) in contemplation of, such acquisition, merger or consolidation and such liens do not extend to any assets other than accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as so defined) and rights (contractual and other) and collateral related thereto and proceeds of the foregoing and any related deposit accounts containing such proceeds;

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  liens not permitted by the foregoing bullet points, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount (without duplication) of all outstanding Indebtedness of TEGSA and its Restricted Subsidiaries secured by all such liens on such Principal Properties and all outstanding Indebtedness of TEGSA and its Qualifying Subsidiaries secured by all such liens on Accounts Receivable not so permitted by the foregoing bullet points, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet point under "Limitation on Sale and Lease-Back Transactions" below do not exceed the greater of $1,500,000,000 and 10% of Consolidated Net Worth; and

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullet points if the principal amount of Indebtedness secured thereby unless otherwise excepted under the above bullet points does not exceed the principal amount of Indebtedness (plus the amount of any unused revolving credit or similar commitments) so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

        Although this covenant limits TEGSA's and any Restricted Subsidiary's or Qualifying Subsidiary's ability to incur indebtedness that is secured by liens on the shares of stock of or indebtedness issued by any Restricted Subsidiary or Qualifying Subsidiary, it would not prevent other of our subsidiaries from incurring Indebtedness secured by liens on shares of stock of or Indebtedness issued by Restricted Subsidiaries or Qualifying Subsidiary.

  Limitation on Sale and Lease-Back Transactions

        The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

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  TEGSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to "Limitation on Ability to Incur Liens" above; or

  •
  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by TEGSA's board of directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction)

    of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of debt securities, or of Funded Indebtedness of TEGSA or a consolidated subsidiary ranking on a parity with or senior to the debt securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this bullet point an amount equal to the sum of (i) the principal amount of debt securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TEGSA within such 180-day period, excluding retirements of debt securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

        For purposes of this section "Negative Covenants," the following terms have the following meanings:

        "Accounts Receivable" of any person means the accounts receivable of such person generated by the sale of inventory to third-party customers in the ordinary course of business.

        "Attributable Debt" in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of TEGSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Tangible Assets" at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. "Intangible assets" means the amount (if any) stated under the heading "Intangible Assets, Net" or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

        "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers' acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles, and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by TEGSA or any of its subsidiaries or for which TEGSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Principal Property" means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of TE or any of its subsidiaries that is used by any U.S. subsidiary of TEGSA and (A) is owned by TE or any subsidiary of TE on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TEGSA, are not collectively of material importance to the total business conducted by TE and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than the greater of $50,000,000 and 0.50% of Consolidated Tangible Assets on the consolidated balance sheet of TE and its subsidiaries as of the applicable date.

        "Qualifying Subsidiary" means a U.S. subsidiary, the total Accounts Receivable of which exceeds the greater of $2.5 million and 0.20% of the amount stated under the heading "Accounts receivable, net of allowance for doubtful accounts," or equivalent, appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles.

        "Restricted Subsidiary" means any subsidiary of TEGSA that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any person providing for the leasing by TEGSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TEGSA or a Restricted Subsidiary to such person other than TE, TEGSA or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

Limitation on TE's and TEGSA's Ability to Consolidate, Merge and Sell Assets

        The indenture provides that neither TEGSA nor TE will merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any person, unless:

  (1)
  either TE or TEGSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of TE or TEGSA, as the case may be (if other than TE or TEGSA, as the case may be) (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the notes or the obligations under the guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by TE or TEGSA, as the case may be, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a "corporation" for U.S. tax purposes or TE or TEGSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the notes for new debt instruments for U.S. federal income tax purposes; and

  (2)
  no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Events of Default

        The following are events of default under the indenture with respect to the notes:

  •
  default in the payment of any installment of interest upon any of such notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

  •
  default in the payment of all or any part of the principal of or premium, if any, on any of such notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

  •
  default in the performance, or breach, of any covenant or agreement of TE or TEGSA in respect of such notes and the guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the SEC or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TE and TEGSA by the trustee or to TE, TEGSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture; or

  •
  the guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by TE or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

  •
  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TEGSA or TE in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA or TE or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

  •
  TEGSA or TE shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA or TE or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

  •
  an event of default shall happen and be continuing with respect to TEGSA's or TE's Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TEGSA or TE shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TEGSA or TE, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten business days after notice thereof shall have been given to TEGSA and TE by the trustee, or to TEGSA, TE and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series; provided that, if such event of default under such indenture or instrument shall be remedied or cured by TEGSA or TE or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of debt securities under the indenture.

        For purposes of this section "Events of Default," the following terms have the following meanings:

        "Indebtedness" has the definition given to it in the section "Negative Covenants."

        "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of TE or TEGSA or any subsidiary of TE or TEGSA and not to TE or TEGSA or any subsidiary of TE or TEGSA personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

        Any failure to perform, or breach of, any covenant or agreement of TE or TEGSA in respect of the notes and the guarantee with respect to the filing with the trustee of the information filed or required to be filed with the SEC shall not be a default or an Event of Default. Remedies against TE and TEGSA for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TE and TEGSA by the trustee or to TE, TEGSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Reporting Noncompliance" under the indenture, TEGSA will pay liquidated damages to all holders of notes, at a rate per year equal to 0.25% of the principal amount of such notes from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

        In any event of default with respect to the notes, unless the principal of all such notes has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series, by notice in writing to TEGSA and TE, and to the trustee if notice is given by such holders, may declare the unpaid principal of all such notes to be due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of a series may waive any default in the performance of any of the covenants contained in the indenture with respect to the notes of such series and its consequences, except a default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default.

        Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes if the trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the notes of such series, provided that:

  •
  it is not in conflict with any law or the indenture; and

  •
  it is not unduly prejudicial to the rights of the holders of the debt securities of another series issued under the indenture.

        A holder of the notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to the notes of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made a written request, and such holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

  •
  the trustee does not institute such action, suit or proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of such series other conflicting directions within 60 days after such notice, request and offer.

        The right of any holder to receive payment of principal, premium, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.

Modification of the Indenture

        TEGSA, TE and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of the notes with respect to certain matters, including:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or any series of debt securities, including making any such changes as are required for the indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under the indenture as the board of directors of TEGSA may deem necessary or desirable, and which shall not in either case adversely affect the interest of the holders of outstanding debt securities in any material respect;

  •
  to evidence the succession of another person to TE or TEGSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of TE or TEGSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add covenants for the benefit of the holders of all or any outstanding series of debt securities or to surrender any of TEGSA's or TE's rights or powers;

  •
  to add any additional events of default for the benefit of the holders of all or any outstanding series of debt securities;

  •
  to change or eliminate any provisions of the indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

  •
  to secure the debt securities of any series;

  •
  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in the indenture, to provide which, if any, of the covenants of TEGSA shall apply to such series, to provide which of the events of default shall apply to such series, to provide for the terms and conditions upon which the guarantee by TE of such series may be released or terminated or to define the rights of the holders of such series of debt securities;

  •
  to issue additional debt securities of any series if such additional debt securities have the same terms and will be part of the same series as the applicable series of debt securities to the extent required under the indenture; and

  •
  to provide for a successor trustee with respect to the debt securities of one or more series and add or change any provision of the indenture to provide for or to facilitate the administration of the trust by more than one trustee.

        In addition, under the indenture, the rights of holders may be changed by TEGSA, TE and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series at the time outstanding that are affected. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

  •
  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of any series;

  •
  reduce the premium payable upon the redemption of any debt security;

  •
  make any debt security payable in currency other than that stated in the debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

  •
  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

        An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if the consent approves the substance of it.

Information Concerning the Trustee

        Deutsche Bank Trust Company Americas, an affiliate of one of the underwriters, serves as trustee under the indenture. Pursuant to the Trust Indenture Act, if a default occurs with respect to any series of the notes, Deutsche Bank Trust Company Americas would be required to resign as trustee within 90 days of default unless such default were cured, duly waived or otherwise eliminated.

        The trustee, upon an event of default under the indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured it.

        The trustee may resign with respect to one or more series of debt securities by giving a written notice to TEGSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TEGSA and the trustee. TEGSA may remove the trustee if:

  •
  the trustee acquires a "conflicting interest," as such term is defined in the Trust Indenture Act, and fails to comply with Trust Indenture Act;

  •
  the trustee fails to comply with the eligibility requirements provided in the indenture; or

  •
  the trustee:

  (1)
  is incapable of acting,

  (2)
  is adjudged to be bankrupt or insolvent,

  (3)
  commences a voluntary bankruptcy proceeding, or

  (4)
  a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TEGSA will appoint a successor trustee in accordance with the provisions of the indenture.

        A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

        The interest on the notes on any interest payment date will be paid to the person in whose name such notes (or one or more predecessor notes) are registered at the close of business on the regular record date for such interest.

        TEGSA may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TEGSA. If TEGSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series.

        All funds paid by TE or TEGSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the notes which remains unclaimed at the end of one year after such principal, premium, if any, or interest has become due and payable will be repaid to TE or TEGSA, as the case may be, and the holder of the notes thereafter may look only to TE and TEGSA for payment thereof.

Governing Law

        The indenture and the notes are deemed to be a contract made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable.

Satisfaction and Discharge

        TEGSA's obligations with respect to the notes will be discharged upon TE or TEGSA's irrevocable deposit with the trustee, in trust, of funds or governmental obligations sufficient to pay at maturity within one year or upon redemption within one year all of such notes which have not already been delivered to the trustee for cancellation, including:

  •
  principal;

  •
  premium, if any;

  •
  unpaid interest; and

  •
  all other payments due under the terms of the indenture with respect to such notes.

        Notwithstanding the above, TEGSA may not be discharged from the following obligations which will survive until such notes mature:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of such notes;

  •
  to replace stolen, lost or mutilated notes;

  •
  to maintain a paying agent; and

  •
  to appoint a new trustee as required.

        TEGSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of such notes:

  •
  to compensate, reimburse and indemnify the trustee in accordance with the terms of the indenture; and

  •
  to receive unclaimed payments held by the trustee for at least one year and remit such payments to the holders if required.

Defeasance of Covenants Under Certain Circumstances

        Upon compliance with specified conditions, TEGSA will not be required to comply with some covenants contained in the indenture and the eighth supplemental indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to such notes, or, if applicable, TEGSA's obligations with respect to such notes will be discharged. These conditions include:

  •
  the irrevocable deposit, in trust with the trustee for the benefit of the holders of such notes, of funds, or governmental obligations, in each case, sufficient to pay all the principal of, premium, if any, and interest on such notes to maturity or redemption, as the case may be, and all other amounts payable by TEGSA under the indenture;

  •
  the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to covenant defeasance have been complied with;

  •
  an event of default under the indenture described in the first, second, fourth, fifth or sixth bullet points in the first paragraph under the caption "Events of Default" has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to such notes has not occurred and is not continuing, on the date of such deposit;

  •
  the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

  •
  the trustee will not have a conflicting interest for the purposes of the Trust Indenture Act with respect to any debt securities due to the defeasance; and

  •
  such covenant defeasance will not result in the trust arising from such deposit constituting, unless it is qualified, a regulated investment company under the Investment Company Act of 1940.

Compliance Certificates and Opinions of Counsel

        The indenture requires TE or TEGSA to furnish the following to the trustee under certain circumstances:

  •
  in the case of any redemption of debt securities prior to the expiration of any restriction on redemption contained in the debt securities or the indenture, a certificate evidencing compliance with the restriction;

  •
  as may be required by the SEC, information, documents and reports as to compliance with or defaults under the indenture;

  •
  prior to the closing of any consolidation, merger into, sale, transfer, lease or conveyance of TE's or TEGSA's assets substantially as an entirety, a certificate and an opinion of counsel as to compliance with the indenture and the conditions set forth under the heading "Limitation on TE's and TEGSA's Ability to Consolidate, Merge and Sell Assets";

  •
  prior to a defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to satisfaction and discharge have been complied with; and

  •
  unless a certificate or opinion of counsel is not already required, in connection with any action that TEGSA may ask the trustee to take under the indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the indenture relating to the proposed action.

Trustee

        Deutsche Bank Trust Company Americas will serve as the trustee for the notes. The address of the corporate trust office of the trustee is 60 Wall Street, 16th Floor, New York, New York 10005.

Agent for Service of Process

        Our agent for service of process in the State of New York for any action relating to the indenture or the notes is CT Corporation System, which currently maintains a New York City office at 111 Eighth Ave., 13th Floor, New York, New York 10011.

Book-Entry, Delivery and Form

        The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

        The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        Beneficial interests in the Global Notes may not be exchanged for notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

  Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof if:

          (1)   DTC (a) notifies TEGSA that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, TEGSA fails to appoint a successor depositary within 90 days; or

          (2)   TEGSA, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of the Certificated Notes.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. TEGSA takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised TEGSA that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V. as operator of Euroclear, and Citibank, N.A., as operator of Clearstream.

        DTC has also advised TEGSA that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, TEGSA and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither TEGSA, the trustees nor any of TEGSA's or the trustees' agents have or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised TEGSA that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or TEGSA. Neither TEGSA nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and TEGSA and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear and Clearstream.

        DTC has advised TEGSA that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of TEGSA, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

LUXEMBOURG, SWITZERLAND AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Luxembourg

        The following information is of a general nature only and is based on the laws currently in force in Luxembourg, but it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

  Withholding Tax

  Non-resident holders of notes

        Under Luxembourg general tax laws currently in force and subject to the laws of June 21, 2005 mentioned below, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.

        Under the laws implementing the Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of European Union Member States, known as the Territories, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner or a residual entity, as defined by the laws of June 21, 2005, which is a resident of, or established in, a European Union Member State, other than Luxembourg, or one of the Territories will be subject to a withholding tax unless the relevant recipient has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his country of residence or establishment, or, in the case of an individual beneficial owner, has provided a tax certificate issued by the fiscal authorities of his country of residence in the required format to the relevant paying agent. Where withholding tax is applied, it is currently levied at a rate of 35%. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

        In April 2013, the Luxembourg government announced its intention to abolish the withholding system with effect from January 1, 2015, in favour of automatic information exchange under the Council Directive 2003/48/EC of June 3, 2003.

  Resident holders of notes

        Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005 mentioned below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

        Under this law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to, or for the benefit of, an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his or her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes coming within the scope of the law would be subject to withholding tax of 10%.

  Taxation of Corporate Holders

  Luxembourg corporate holders

        A corporate holder of notes who is a resident of Luxembourg for tax purposes, or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the notes.

        Gains realized by a corporate holder of notes who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of the notes, are subject to Luxembourg corporation taxes.

        A Luxembourg holder of notes that is governed by the law on family estate management companies dated May 11, 2007, as amended, or by the laws on regulated investment funds dated December 17, 2010, as amended, and on specialized investment funds dated February 13, 2007, as amended, or by the law on venture capital companies dated June 15, 2004, as amended, will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, or on gains realized on the sale or disposal of notes.

  Non-resident corporate holders

        Gains realized by a non-resident holder of notes who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of notes, are not subject to Luxembourg income tax.

  Wealth tax

        Under present Luxembourg tax laws, a holder of notes who is a resident of Luxembourg for tax purposes, or a non-resident holder of notes who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, with the exception of certain holders falling within the laws on family estate management companies, on regulated investment funds, on specialized investment funds, on securitization companies dated March 22, 2004, as amended, and on venture capital companies.

  Taxation of Individual Holders

  Resident individuals

        An individual holder of notes who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the notes, except where such interest has been subject to withholding tax under the law of December 23, 2005.

        Under Luxembourg tax laws, a gain realized by an individual holder of notes who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes is not subject to Luxembourg income tax, provided this sale or disposal took place at least six months after the acquisition of the notes. An individual holder of notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the notes in his taxable income, except where such interest has been subject to withholding tax under the law of December 23, 2005.

        Gains realized by an individual holder of notes, who acts in the course of the management of a professional or business undertaking, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, are subject to Luxembourg income tax at ordinary rates. There is no wealth tax for individuals.

  Non-resident individuals

        Gains realized by a non-resident holder of notes who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, are not subject to Luxembourg income tax on the sale or disposal of notes, subject to the above comment in relation to withholding tax.

  Indirect Taxes

  Inheritance and gift taxes

        Under present Luxembourg tax laws, in the case where a holder of notes is a resident for tax purposes of Luxembourg at the time of his death, the notes are included in his taxable estate for inheritance tax purposes and gift tax may be due on a gift or donation of notes if a deed is registered in Luxembourg.

  No stamp duty

        However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case of legal proceedings before Luxembourg courts or in case the notes must be produced before an official Luxembourg authority, or in the case of a registration of the notes on a voluntary basis.

  Switzerland

  Swiss Income Tax

  Swiss Resident Private Holders

        The notes will be classified as ordinary bonds in accordance with Circular No 15 issued by the Swiss Federal Tax Administration on February 7, 2007. Therefore, for private holders resident in Switzerland who hold the notes as private assets (Privatvermögen), the interest payments are treated as taxable interest and, thus, subject to Swiss federal, cantonal and municipal income taxes. Capital gains realized on the sale or redemption of the notes are exempt from Swiss federal, cantonal and municipal income taxes.

  Swiss Resident Business Holders

        Swiss residents who hold the notes as business assets and foreign residents who hold the notes through a permanent establishment or a fixed place of business (Geschäftsvermögen) are in general taxed according to Swiss statutory accounting principles (Massgeblichkeitsprinzip) for purposes of Swiss federal, cantonal and municipal income taxes. Interest payments are in general part of the taxable business profit. Capital gains realized on the sale or redemption of the notes are part of their taxable business profit subject to Swiss federal, cantonal and municipal income taxes. This provision also applies to individuals who qualify as so-called professional securities dealers (gewerbsmässige Wertschriftenhändler) for tax purposes.

  Non-Swiss Resident Holders

        A holder who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment or a fixed place of business within Switzerland and who is not subject to taxation in Switzerland for any other reason will (with the exception of the

EU Savings Tax Retention described below) not be subject to any Swiss federal, cantonal or municipal income or other taxes on income realized on interest payments received or on capital gains resulting from a sale or redemption of the notes.

  Swiss Wealth or Net Equity Tax

        Swiss resident individuals are required to report their notes as part of their taxable wealth and will be liable for cantonal and municipal net wealth tax (Vermögenssteuer), provided that their aggregate taxable net assets exceeds applicable allowances. No such wealth tax is levied at the federal level.

        Legal entities incorporated in Switzerland or persons otherwise subject to taxation in Switzerland are subject to the cantonal and communal net asset or equity tax (Kapitalsteuer) on the taxable net assets or net equity.

  Swiss Federal Transfer Stamp Duty

        The issuance of the notes is not subject to Swiss federal transfer stamp duty (Umsatzabgabe). The sale or transfer against consideration of the notes after issuance may, however, be subject to Swiss transfer stamp duty at the current rate of up to 0.3% if such sale or transfer is made by or through the intermediary of a professional securities dealer as defined in the Swiss Federal Stamp Duty Act and no exception applies. In addition, the sale or transfer of the notes by or through a member of the SWX may be subject to a stock exchange levy.

  Swiss Federal Withholding Tax

        Under current Swiss law and practice, the payments in respect of the notes by TEGSA are not subject to Swiss Federal Withholding Tax (Verrechnungssteuer), provided that the net proceeds of the notes are used exclusively outside Switzerland.

  EU Savings Tax Retention

        On July 1, 2005, Switzerland introduced a tax retention on interest payments or similar income paid by a Swiss paying agent as defined in Articles 1 and 6 of the Agreement between the European Community and the Swiss Confederation providing for measures equivalent to those laid down in Council Directive 2003/48/EC on taxation of savings income in the form of interest payments to the beneficial owner who is an individual and resident in the EU unless the interest payments are made on debt-claims issued by debtors who are residents of Switzerland or pertaining to permanent establishments of non-residents located in Switzerland. The tax retention may be withheld at the rate of 35%. The Swiss paying agent may be explicitly authorized by the beneficial owner of the interest payments to report interest payments to the Swiss Federal Tax Administration. Such report will then substitute the tax retention. The interest payments will be subject to such tax retention. Based on the above, interest payments may be subject to such tax retention. As a result, investors may receive less interest or principal than expected.

  Bilateral Agreements on Final Withholding Tax

        On January 1, 2013, treaties on final withholding taxes entered into by Switzerland with the United Kingdom (the "UK") and Austria came into effect. The treaties require a Swiss paying agent, as defined in the treaties, to levy a flat rate final withholding tax at rates specified in the treaties on certain capital gains and income items (including interest payments), all as defined in the treaties, deriving from assets, including notes held in accounts or deposits with a Swiss paying agent. Under the treaty with the UK, the tax rate for individuals resident and domiciled in the UK is, depending on the category of income, between 27% and 48%, and, under the treaty with Austria, 25%. Alternatively, instead of paying the flat-rate tax, such individuals may opt for a disclosure of the relevant capital gains and income items to the tax authorities of the Contracting State where they are tax residents. Switzerland might enter into similar agreements on final withholding tax with other European or non-European countries. Based on the above, interest payments may be subject to such withholding tax. As a result, investors may receive less interest or principal than expected.

United States

        This section summarizes the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986 (the "Code"), regulations issued under the Code, judicial authority and administrative rulings and practice, changes to any of which subsequent to the date of this prospectus supplement may affect the tax considerations described herein, possibly with retroactive effect. We have not sought any rulings from the Internal Revenue Service (the "IRS") nor an opinion of counsel with respect to the U.S. federal income tax considerations discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        This summary generally applies only to investors that purchase the notes pursuant to this offering at the offer price set forth on the front cover hereof, and hold the notes as "capital assets" (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances, including, without limitation, financial institutions, dealers in securities, commodities or currencies, traders in securities that elect to use a mark-to-market method of accounting, partnerships (including other entities treated as partnerships for U.S. federal income tax purposes), regulated investment companies, real estate investment trusts, S-corporations or other pass-through entities, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, persons that actually or constructively own 10% or more of our voting shares (or are related to such a person), persons subject to the alternative minimum tax provisions of the Code, expatriates and certain former citizens or long-term residents of the United States, "controlled foreign corporations" and "passive foreign investment companies," as defined in the Code, persons holding notes as part of a hedging or conversion transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code. Finally, this summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

        Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations, as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other jurisdiction.

  For purposes of this discussion, a "U.S. Holder" means

  (i)
  a citizen or individual resident of the United States (as defined for U.S. federal income tax purposes);

  (ii)
  a corporation or other business entity treated as a corporation created or organized in or under the laws of the United States or any State or the District of Columbia;

  (iii)
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  (iv)
  a trust, if it has validly elected to be treated as a U.S. person or if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of notes that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that are considering the purchase of notes should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of notes.

  U.S. Holders

  Taxation of Interest

        Under applicable Treasury regulations, a remote contingency will be ignored in determining whether a debt instrument is issued with original issue discount, or OID. We believe that the likelihood that we will be required to pay Additional Amounts or a redemption premium (upon a Change of Control Triggering Event) is remote within the meaning of the Treasury regulations.

        Based on the foregoing, we believe that the notes will not be considered to be issued with OID at the time of their original issuance and interest on the notes, if you are a U.S. Holder, will be includible in your gross income as ordinary income when received or accrued by you in accordance with your regular method of accounting for U.S. federal income tax purposes. In addition to interest on the notes, you will be required to include in income any Additional Amounts and any tax withheld from interest payments, notwithstanding that such withheld tax is not in fact received by you.

        If the IRS determines that the likelihood that we will be required to pay Additional Amounts (as a result of the imposition of withholding taxes on payments under the notes) or a redemption premium (under a Change of Control Triggering Event) was not remote at the time of issuance, the notes may be treated as issued with OID at the time of their original issuance. Because the IRS has not defined the meaning of a remote contingency, the IRS could take a position contrary to the position described in this prospectus supplement. If the IRS were successful in this regard, you may be required to include OID in income as interest income on an economic accrual basis at a rate higher than the stated interest rate on the note, regardless of your method of tax accounting. Additionally, on a sale, exchange or redemption of a note, you would be required to treat gain as ordinary income rather than capital gain. We urge you to consult your own tax advisors regarding the potential application to the notes of the rules governing OID.

        Interest on the notes (including any OID) should constitute foreign source interest income for U.S. federal income tax purposes. If any non-U.S. income taxes were to be paid or withheld in respect of payments on the notes, you may be eligible, subject to a number of complex limitations, for a foreign tax credit. With certain exceptions, interest on the notes included in your gross income will be treated separately, together with your other items of passive income, for purposes of computing the foreign tax credit allowable under the Code.

  Taxation of Dispositions of Notes

        If you are a U.S. Holder, upon the sale, exchange, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts representing accrued and unpaid interest not previously included in income, which will be treated as interest income) and your tax basis in the note. Your tax basis in the note will be, in general, the cost of the note. Gain or loss realized on the sale, exchange, retirement or other disposition of the notes generally will be treated as U.S. source income or loss. Gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to U.S. federal income tax at a preferential rate. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        When required, we will report to the holders of the notes and the IRS amounts paid on or with respect to the notes and the amount of any tax withheld from such payments. Certain U.S. Holders may be subject to backup withholding on payments made on or with respect to the notes and on payment of the proceeds from the disposition of a note. In general, backup withholding will apply to you only if you:

  •
  fail to furnish your Taxpayer Identification Number, or TIN, which for an individual is your Social Security Number;

  •
  furnish an incorrect TIN;

  •
  are notified by the IRS that you have failed to properly report payments of interest; or

  •
  under certain circumstances, fail to certify, under penalties of perjury, that you have furnished a correct TIN and have not been notified by the IRS that you are subject to backup withholding for failure to report interest payments.

        You will be eligible for an exemption from backup withholding upon providing a properly completed IRS Form W-9 (or substitute form) to us or our paying agent. Backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS. The information reporting requirements may apply regardless of whether withholding is required.

        Certain U.S. Holders may be required to report information to the IRS with respect to their investment in the notes if the notes are not held through a custodial account with a U.S. financial institution if the aggregate value of certain "specified foreign financial assets" held by the U.S. Holder exceeds $50,000 on the last day of the taxable year (or the aggregate value of which exceeds $75,000 at any time during the taxable year). Investors who fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding reporting of their investment in the notes.

  Non-U.S. Holders

  Taxation of Interest and Disposition of Notes

        In general and subject to the discussion below under "—Backup Withholding and Information Reporting," if you are a Non-U.S. Holder, you will not be subject to U.S. federal income or withholding tax on stated interest on the notes or gain upon the disposition of the notes, unless:

  •
  the income or gain is "U.S. trade or business income," which means income or gain that is effectively connected with the conduct of a trade or business by you, or in certain cases if you are eligible for the benefits of an income tax treaty, attributable to a permanent establishment or a fixed base maintained by you, in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        U.S. trade or business income generally will be subject to regular U.S. income tax in generally the same manner as if it were realized by a U.S. Holder. If you realize U.S. trade or business income with respect to the notes, you should consult your tax advisor as to the treatment of such income or gain. In addition, U.S. trade or business income of a Non-U.S. Holder that is a non-U.S. corporation may be subject to a branch profits tax at a rate of 30%, or such lower rate provided by an applicable income tax treaty.

        The U.S. Congress has in the past considered legislation that, if enacted, could cause companies such as TE Connectivity and/or TEGSA to be treated as U.S. corporations for U.S. federal income tax purposes. In such a case, interest paid on the notes may be subject to withholding at a rate of 30%, unless you establish eligibility for a reduced rate of withholding or an exemption from withholding, generally by providing certification of your status as a Non-U.S. Holder on a Form W-8BEN or a substantially similar form.

  Information Reporting and Backup Withholding

        If you are a Non-U.S. Holder holding the notes through the non-U.S. office of a non-U.S.-related broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding in certain circumstances, may apply if the notes are held by you through a U.S., or U.S.-related, broker or financial institution, or the U.S. office of a non-U.S. broker or financial institution and you fail to provide appropriate information. You should consult your tax advisor regarding the application of these rules.

  Medicare Tax

        U.S. Holders who are individuals, estates or trusts may be subject to a 3.8% tax on, among other things, interest (including any OID) and capital gains from the sale or other dispositions of notes. The application of the Medicare tax to foreign trusts and estates with U.S. Holders as beneficiaries of such trusts and estates is uncertain. If you are a U.S. Holder that is an individual, estate or trust, or a foreign trust or estate, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

        The U.S. federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase of notes and the beneficial ownership and disposition of the notes, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The following discussion was not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal tax penalties. This discussion was written in connection with the promotion or marketing of the notes.

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), by plans that are subject to Section 4975 of the Code or by persons whose underlying assets are considered to include "plan assets" of such plans (each, an "ERISA Plan"). Certain benefit plans may be subject to federal, state, local, non-U.S. or other laws that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws") and, accordingly, may be subject to similar risks (together with ERISA Plans, "Plans").

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons who are "parties in interest" (as defined in ERISA) or "disqualified persons" (as defined in Section 4975 of the Code), unless an exemption applies. A non-exempt prohibited transaction may have to be rescinded, and a fiduciary of an ERISA Plan that permits such a transaction may be subject to penalties and liabilities under ERISA.

        Each underwriter may be a party in interest or disqualified person with respect to ERISA Plans from time to time. The acquisition of notes by an ERISA Plan with respect to which any underwriter is considered a party in interest or a disqualified person may result in a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, class or individual prohibited transaction exemption applies.

        Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code exempt the involvement of the assets of an ERISA Plan in connection with the sale or exchange of property or extension of credit solely if: (i) such person is a party in interest or disqualified person solely by reason of providing services to the ERISA Plan or by reason of certain relationships to such a service provider and is not a fiduciary (including by reason of rendering investment advice) with respect to the investment of plan assets involved in the transaction and (ii) the ERISA Plan pays no more and receives no less than adequate consideration (as defined in such Sections).

        In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the sale, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 (relating to transactions determined by independent qualified professional asset managers), PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts), PTCE 91-38 (relating to transactions involving bank collective investment funds), PTCE 95-60 (relating to transactions involving life insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). A purchaser of any notes should be aware that there can be no assurance that all of the conditions of any such exemptions will be satisfied and that the scope of the exemptive relief provided by any such exemption might not cover all acts which might be construed as prohibited transactions.

        The notes should not be purchased or held by any Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Representation

        By acceptance of a note, a purchaser will be deemed to have represented and warranted that either: (i) no portion of the assets used by such purchaser to acquire or hold the note constitutes assets of any Plan or (ii) the purchase and holding of the note by such purchaser will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a similar violation under any applicable Similar Laws.

        The preceding discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, including the applicability of any exemption thereto. Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary and prohibited transaction rules of ERISA, Section 4975 of the Code and any Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as representatives of the several underwriters. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$91,000,000
Deutsche Bank Securities Inc.	91,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	65,000,000
Barclays Capital Inc.	13,000,000
BNP Paribas Securities Corp.	13,000,000
Goldman, Sachs & Co.	13,000,000
HSBC Securities (USA) Inc.	13,000,000
J.P. Morgan Securities LLC	13,000,000
Scotia Capital (USA) Inc.	13,000,000

Total	$325,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.300% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.125% of the principal amount of the notes. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100, or if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require TEGSA, TE Connectivity or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for TEGSA, TE Connectivity or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case in relation to such offer. None of TEGSA, TE Connectivity nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for TEGSA, TE Connectivity or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC of the European Union (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to TEGSA or TE Connectivity; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be less than $1 million.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

        Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, an affiliate of Deutsche Bank Securities Inc., Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, an affiliate of Barclays Capital Inc., BNP Paribas, an affiliate of BNP Paribas Securities Corp., Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., HSBC Bank USA, NA, an affiliate of HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., act as lenders under the Five-Year Senior Credit Agreement, dated as of June 24, 2011 as amended by the First Amendment to the Five-Year Senior Credit Agreement, dated as of August 2, 2013, each among TEGSA, as borrower, TE Connectivity, as guarantor, and the lender parties thereunder (the "Five-Year Senior Credit Agreement"). Deutsche Bank AG New York Branch also acts as administrative agent under the Five-Year Senior Credit Agreement. In connection with our entry into the Five-Year Senior Credit Agreement, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and J.P. Morgan Securities LLC acted as joint lead arrangers and joint bookrunners, Citibank, N.A. and BNP Paribas acted as co-documentation agents and Bank of America, N.A. and JPMorgan Chase Bank, N.A. acted as co-syndication agents.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the notes and the guarantee on behalf of TEGSA and TE Connectivity. The validity of the notes and the guarantee will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters under the laws of Switzerland related to the guarantee will be passed upon for TE Connectivity by Bär & Karrer AG, Zurich, Switzerland, Swiss counsel to TE Connectivity. Certain matters under the laws of Luxembourg related to the notes will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to TEGSA.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated herein by reference from the TE Connectivity Ltd. and its subsidiaries' Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and the effectiveness of TE Connectivity Ltd. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

TYCO ELECTRONICS LTD.

REGISTERED SHARES
WARRANTS
UNITS
GUARANTEES

TYCO ELECTRONICS GROUP S.A.

DEBT SECURITIES
UNITS

        Tyco Electronics Ltd. ("Tyco Electronics") may from time to time offer to sell its registered shares, warrants or units. Warrants may be exercisable for registered shares of Tyco Electronics or the debt securities described below. Units may be convertible into or exercisable or exchangeable for registered shares or warrants of Tyco Electronics or the debt securities described below. Tyco Electronics may from time to time issue guarantees of the debt securities as described below.

        Tyco Electronics Group S.A. ("TEGSA") may from time to time offer to sell its debt securities as well as units. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for registered shares or other securities of Tyco Electronics. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by Tyco Electronics. Units may be convertible into or exercisable or exchangeable for its debt securities and registered shares or warrants of Tyco Electronics.

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus. Tyco Electronics and TEGSA will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of Tyco Electronics are located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. The principal executive offices of TEGSA are located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1.

        Investing in the securities involves risks. See "Risk Factors" on page 4 of this prospectus to read about factors you should consider before investing in the securities.

        None of the Securities and Exchange Commission, any state securities commission, nor any similar authority in Switzerland or Luxembourg, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is January 21, 2011

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that Tyco Electronics and TEGSA have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC's rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement and any free writing prospectus we file with the SEC together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with the information in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any free writing prospectus we file with the SEC. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to Tyco Electronics and its consolidated subsidiaries, including TEGSA.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website. Our Internet website and the information contained in or linked to our Internet website are not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. This prospectus incorporates by reference the documents set forth below, which Tyco Electronics has filed with the SEC, and any future filings made by Tyco Electronics and TEGSA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that Tyco Electronics discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that has been furnished or may from time to time be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

  •
  Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 24, 2010, filed on November 10, 2010;

  •
  Tyco Electronics' Current Reports on Form 8-K filed on November 9, 2010, December 7, 2010, December 9, 2010 and December 20, 2010; and

  •
  The description of Tyco Electronics' registered shares included in Exhibit 99.2 to Tyco Electronics' Current Report on Form 8-K filed with the SEC on June 25, 2009, although the par value of our registered shares is now CHF 1.55 (approximately US$1.62) per share and the registered share capital is CHF 725,734,139.70 (approximately US$758,509,229.88).

        The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed above.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, Tyco Electronics Ltd., 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

 BUSINESS

Tyco Electronics Ltd.

        We are a leading global technology company. We design, manufacture and market products for customers in a broad array of industries including automotive; data communications equipment and consumer electronics; telecommunications; aerospace, defense, and marine; medical; energy; and lighting. Our products are produced in approximately 90 manufacturing sites in over 20 countries. We have approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities.

        During the fiscal year ended September 24, 2010, we conducted our business through four operating segments: Electronic Components, Network Solutions, Specialty Products and Subsea Communications.

        Effective for the first quarter of fiscal 2011, we reorganized our management and segments to align the organization around our strategy. Our businesses in the former Specialty Products Group—Aerospace, Defense, and Marine; Medical Products; Circuit Protection; and Touch Systems—have been moved into other segments. Also, the former Subsea Communications segment has been included in the Network Solutions segment. The following represents the new segment structure:

  •
  Transportation Connectivity.  This segment consists of our Automotive and Aerospace, Defense, and Marine businesses.

  •
  Communications and Industrial Solutions.  This segment contains our DataComm, Industrial Products, Consumer Devices, Lighting, Alternative Energy, Medical Products, Circuit Protection, and Touch Systems businesses.

  •
  Network Solutions.  The Subsea Communications, Telecom Service Providers, Enterprise Networks, and Energy businesses are included in this segment. Also, this segment contains the businesses associated with ADC Telecommunications, Inc. ("ADC"), which was acquired on December 8, 2010.

        Tyco Electronics is a Swiss company. Its registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a wholly-owned subsidiary of Tyco Electronics. TEGSA's registered and principal office is located at 17, Boulevard de la Grande-Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of Tyco Electronics, to issue debt securities and to perform treasury operations for Tyco Electronics. Otherwise, it conducts no independent business.

Recent Developments

        On December 9, 2010, we announced the completion of the offer to purchase (the "Offer") all of the issued and outstanding shares of common stock of ADC, at a purchase price of $12.75 per share in cash, which was followed by a merger of Tyco Electronics Minnesota, Inc., our indirect wholly-owned subsidiary, with and into ADC.

 RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Part I, Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 24, 2010, which is incorporated by reference in this prospectus, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Part I, Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 24, 2010, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, plus (a) fixed charges, (b) amortization of capitalized interest and (c) income (loss) of equity investees, net of distributed income, less capitalized interest. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, and (c) a portion of rent expense, which represents an appropriate interest factor.

Fiscal
2010	2009		2008	2007	2006
9.37	—	(1)	9.57	1.86	5.59

(1)
In fiscal 2009, fixed charges exceeded earnings by $3,660 million.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any registered shares, warrants, debt securities or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the registered shares, warrants, debt securities, guarantees or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

        Tyco Electronics is a Swiss company and TEGSA is a Luxembourg company. Tyco Electronics and TEGSA have consented in the indenture to be used in connection with the issuance of debt securities to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to such indenture and any debt securities or guarantees issued under it. A substantial majority of Tyco Electronics' directly held assets consists of shares in TEGSA. Accordingly, any judgment against TEGSA or Tyco Electronics in respect of the indenture, the notes or the guarantee, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TEGSA or Tyco Electronics predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA or Tyco Electronics predicated solely upon such laws.

Luxembourg

        TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA's assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TEGSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) of Luxembourg pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is enforceable (exécutoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts or, at least, the judgment must not contravene the principles underlying these rules;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with;

  •
  the considerations of the U.S. judgment as well as the U.S. judgment as such do not contravene Luxembourg international public policy;

  •
  the U.S. court has acted in accordance with its own procedural laws; and

  •
  the U.S. judgment was not rendered as a result of or in connection with an evasion of Luxembourg law ("fraude à la loi").

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants and units offered by Tyco Electronics or TEGSA. The validity of the registered shares offered by Tyco Electronics will be passed upon by Bär & Karrer, Zurich, Switzerland, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated herein by reference from Tyco Electronics Ltd. and its subsidiaries' Annual Report on Form 10-K for the fiscal year ended September 24, 2010, and the effectiveness of Tyco Electronics Ltd. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$325,000,000

Tyco Electronics Group S.A.

2.375% Senior Notes due 2018
Fully and unconditionally guaranteed,
as described herein, by TE Connectivity Ltd.

PROSPECTUS SUPPLEMENT
November 20, 2013

Joint Book-Running Managers

Citigroup
Deutsche Bank Securities
BofA Merrill Lynch

Co-Managers

Barclays
BNP PARIBAS
Goldman, Sachs & Co.
HSBC
J.P. Morgan
Scotiabank